UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2021

Shockwave Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38829	27-0494101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5403 Betsy Ross Drive Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 279-4262

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SWAV	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2021, Shockwave Medical, Inc. (the “Company”) entered into an office lease agreement (the “Bunker Hill Lease”) with Bunker Hill Lane Property, LLC (the “Bunker Hill Landlord”), with respect to approximately 81,000 rentable square feet of office space in the building located at 3003 Bunker Hill Drive, Santa Clara, CA (the “Bunker Hill Building”).

The initial term of the Bunker Hill Lease begins on January 1, 2022, and is for 120 months, with options by the Company to extend the initial term for up to two additional five-year terms at the then fair market rent for the space. The initial base rent for the Bunker Hill Lease is $2.66 per rentable square foot per month, with 3% annual increases thereafter. The initial base rent for the Bunker Hill Building shall be abated for the first six months of the lease term. In connection with the Bunker Hill Lease, the Company is required to provide the Bunker Hill Landlord with a letter of credit in the amount of $215,135 as security for the Company’s obligations under the Bunker Hill Lease.

Concurrently with its execution of the Bunker Hill Lease, the Company and Betsy Ross Property, LLC, an affiliate of the Bunker Hill Landlord, entered into a First Amendment to Office Lease (Net) (the “Amendment”) which amends the Office Lease (Net), dated as of December 13, 2019, between the Company and Betsy Ross Property, LLC, with respect to the Company’s leased facilities at 5403 and 5353 Betsy Ross Drive, Santa Clara, California (the “Betsy Ross Lease”). Pursuant to the Amendment, the Company extended the term of the Betsy Ross Lease for a period commencing on the previously scheduled expiration of the Betsy Ross Lease of December 13, 2027 through December 31, 2031 at an initial base rent of $2.78 per square foot with 3% annual increases from and after July 1, 2028. The Company was granted options to extend such term of the Betsy Ross Lease for up to two additional five-year terms at the then fair market rent for the space. In addition, subject to specified conditions, the Company was granted a right to expand the space leased under the Betsy Ross Lease to include approximately 35,000 additional rentable square feet in the building located at 5303 Betsy Ross Drive, Santa Clara, California beginning on February 1, 2024.

The foregoing descriptions of the Bunker Hill Lease and the Amendment are not complete and are qualified in their entirety by the full text of the Bunker Hill Lease and the Amendment, copies of which are filed herewith. The full text of the Betsy Ross Lease was filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on March 12, 2020, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit Number	Description of Exhibit

10.1

Office Lease (Net), dated as of September 27, 2021, between Bunker Hill Lane Property, LLC, a Delaware limited liability company, as Landlord, and Shockwave Medical, Inc., a Delaware Corporation, as Tenant, for 3003 Bunker Hill Lane, Santa Clara, California.

10.2	First Amendment to Office Lease (Net), dated as of September 27, 2021, by and between Betsy Ross Property, LLC, a Delaware limited liability company, and Shockwave Medical, Inc., a Delaware corporation, relating to 5353 Betsy Ross Drive, and 5403 Betsy Ross Drive, Santa Clara, California.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shockwave Medical, Inc.

Date: September 28, 2021	/s/ Dan Puckett
Dan Puckett Chief Financial Officer